EXHIBIT 4
NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES
 ______________________________
INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
INCLUDING INDENTURES
The following instruments of Navistar International Corporation and its principal subsidiary Navistar, Inc., and its indirect subsidiary Navistar Financial Corporation, defining the rights of security holders are incorporated herein by reference.

4.1
Navistar International Corporation Restated Stock Certificate filed as Exhibit 4.20 to Form 10-Q for the period ended January 31, 2002, which was dated and filed March 11, 2002. Commission File No. 001-09618.

4.2
Indenture, dated as of October 28, 2009, by and among Navistar International Corporation, as Issuer, Navistar, Inc., as Guarantor, and The Bank of New York Mellon Trust Company, as Trustee, for Navistar International Corporation's 8.25% Senior Notes due 2021. Filed as Exhibit 4.1 to Current Report on Form 8-K dated and filed October 28, 2009. Commission File No. 001-09618.

4.3
Indenture, dated as of October 28, 2009, by and between Navistar International Corporation, as Issuer, and The Bank of New York Mellon Trust Company, as Trustee, for Navistar International Corporation's 3.00% Senior Subordinated Convertible Notes due 2014. Filed as Exhibit 4.2 to Current Report on Form 8-K dated and filed October 28, 2009. Commission File No. 001-09618.

4.4
Rights Agreement, dated as of June 19, 2012, by and between Navistar International Corporation and Computershare Shareowner Services LLC, as Rights Agent. Filed as Exhibit 4.1 to Current Report on Form 8-K dated and filed June 20, 2012. Commission File No. 001-09618.

4.5
Amendment No. 1 to the Rights Agreement, effective as of October 5, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent. Filed as Exhibit 4.1 to Current Report on Form 8-K dated and filed October 10, 2012. Commission File No. 001-09618.

4.6
Amendment No. 2 to the Rights Agreement, effective as of October 5, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent. Filed as Exhibit 4.2 to Current Report on Form 8-K dated and filed October 10, 2012. Commission File No. 001-09618.

4.7
Amendment No. 3 to the Rights Agreement, dated as of October 19, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent. Filed as Exhibit 4.1 to Current Report on Form 8-K dated and filed October 22, 2012. Commission File No. 001-09618.

4.8
Form of Indenture for Senior Notes among Navistar International Corporation, Navistar Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Filed as Exhibit 4.14 to Registration Statement on Form S-3 dated and filed October 24, 2012. Registration Statement No.: 333-184565.

Instruments defining the rights of holders of other unregistered long-term debt of Navistar and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

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